Goodrich Corporation
Offers to Exchange

All Outstanding 6.29% Notes Due 2016 (CUSIP No. 382388 AR 7) For 6.29% Notes Due 2016 (CUSIP No. 382388 AS 5) Registered Under the Securities Act of 1933	All Outstanding 6.80% Notes Due 2036 (CUSIP No. 382388 AT 3) For 6.80% Notes Due 2036 (CUSIP No. 382388 AU 0) Registered Under the Securities Act of 1933

Pursuant to the Prospectus dated	, 2006

     The Exchange Offers and withdrawal rights will expire at 5:00 p.m., New York City Time, on            , 2006, unless extended (the “Expiration Date”). Tenders may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.
, 2006
To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:
     Goodrich Corporation, a New York corporation, is offering to exchange (the “exchange offers”)
•	its 6.29% Notes due 2016 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding 6.29% Notes due 2016, referred to as the Outstanding 10-Year Notes, and

•	its 6.80% Notes due 2036 which have been registered under the Securities Act for a like principal amount of its outstanding 6.80% Notes due 2036, referred to, together with the Outstanding 10-Year Notes, as the Outstanding Notes
upon the terms and subject to the conditions set forth in the enclosed Prospectus, dated                   , 2006 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”).
     Enclosed herewith are copies of the following documents:
1.	The Prospectus;

2.	The Letter of Transmittal for your use and for the information of your clients, including a substitute Internal Revenue Service Form W-9 for collection of information relating to backup federal income tax withholding;

3.	A Notice of Guaranteed Delivery to be used to accept the Exchange Offers with respect to Outstanding Notes in certificated form or Outstanding Notes accepted for clearance through the facilities of the Depository Trust Company, or DTC, if (i) certificates for Outstanding Notes are not immediately available or all required documents are unlikely to reach the Exchange Agent on or prior to the Expiration Date or (ii) a book-entry transfer cannot be completed on a timely basis;

4.	A form of letter which may be sent to your clients for whose account you hold the Outstanding Notes in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers; and

5.	Return envelopes addressed to Global Bondholder Services Corporation, the Exchange Agent for the Exchange Offer.

     Please note that the Exchange Offers will expire at 5:00 p.m., New York City time, on           , 200      , unless extended. We urge you to contact your clients as promptly as possible.
     The Company has not retained any dealer-manager in connection with the Exchange Offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the Exchange Agent, for soliciting tenders of the Outstanding Notes pursuant to the Exchange Offers. You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering for your clients.
     Any inquiries you may have with respect to the exchange offers or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Goodrich Corporation
Enclosures
     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS OTHER THAN THOSE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.
     The Exchange Offers are not being made to, and the tender of Outstanding Notes will not be accepted from or on behalf of, holders in any jurisdiction in which the making or acceptance of the Exchange Offers would not be in compliance with the laws of such jurisdiction.

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